Exhibit 21

Subsidiaries of The FINOVA Group Inc.

(March 2, 2006)

FINOVA Capital Corporation (Delaware)

Aircraft 48008/48009 L.L.C. (Delaware)

Aircraft Lease Finance V, Inc. (Illinois)

Cactus Resort Properties, Inc. (Delaware)

Cactus Resort Properties II, Inc. (Delaware)#

Cactus Resort Properties III, LLC (Delaware)

Desert Communications I, LLC (Delaware)

Aquis Communications Group, Inc. (Delaware)

FCC Resort LLC (Delaware)

FINOVA Hawaiian Holdings, LLC (Delaware)

FINOVA Waipahu Holdings, LLC (Delaware)

FINOVA PB Holdings, LLC (Delaware)#

Pacific Bag, Inc.

Commonwealth Avenue Warehouse, LLC (Delaware)

Desert Communications V, LLC (Delaware)

Desert Communications VII, Inc. (Delaware)

Desert Healthcare, LLC (Delaware)

Desert Healthcare New York, LLC (Delaware)

Furman Sound, Incorporated (California)

Desert Island Capital Corporation (Delaware)

FCS 525, Inc. (Delaware)

FFC Distribution Corporation (California)*#

FINOVA Capital Funding (II) Corporation (Delaware)

FINOVA Capital Limited (United Kingdom) fka FINOVA Capital plc (United Kingdom)

FINOVA Finance Limited (United Kingdom)*

FINOVA Capital Corporation Limited (United Kingdom)*

The FINOVA Group Limited (United Kingdom)*

Hunt Bros (Oldbury) Limited (United Kingdom)

Townmead Garages Limited (United Kingdom)*

FINOVA (Cayman) Capital Ltd. (Cayman Islands)

FINOVA International Finance LLC (Delaware)

Pacific AirCorp 307, Inc. (California) #

Pacific AirCorp 23168, Inc. (Delaware)

Pacific AirCorp 23169, Inc. (Delaware)

Pacific AirCorp 23171, Inc. (Delaware)

Pacific AirCorp 23172, Inc. (Delaware)

Pacific AirCorp 23225, Inc. (Delaware)

Pacific AirCorp 23226, Inc. (Delaware)

FINOVA Lease Receivables LLC (Delaware)

FINOVA Loan Administration Inc. (Utah)#

FINOVA Mezzanine Capital Inc. (Tennessee)

Recycling Technologies, Inc. (Tennessee)

Vision 2000, Inc. (Tennessee)#

Vision 2000 Technologies, Inc. (Tennessee)#

FINOVA Resort Investments Company (Delaware)

FINOVA Services Limited (United Kingdom)

FINOVA Technology Finance, Inc. (Delaware)*#

FINOVA Health Care Finance Limited (United Kingdom)

Greyhound Real Estate Investment Nine, LLC (Delaware)

Greyhound Real Estate Investment One, LLC (Delaware)

Hotel GP LLC (Delaware)

New Jersey Realty, LLC (Delaware)

Steiner Realty L.P. ll – NJ (New York)

NY Hotel Capital LLC (Delaware)

Hotel Leasing (NY) LLC (Delaware)

The Hotel Leasing (NY) Trust (Delaware)

Penn GP LLC (Delaware)

Penn Hotel Investors LP (Delaware)

Hotel Leasing (PA) LP (Delaware)

Pine Top Insurance Company Limited (United Kingdom)#

RJ Capital, LLC (California)*#

*	INACTIVE
**	SHELL CORPORATION
#	IN LIQUIDATION